EXHIBIT 32

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Appalachian Bancshares, Inc. (the “Company”) on Form 10-Q for the quarterly period ended March 31, 2006 (the “Report”), the undersigned, Tracy R. Newton, Chief Executive Officer of the Company, and Joseph T. Moss, Jr., Principal Financial Officer, do hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

APPALACHIAN BANCSHARES, INC.

Date: May 11, 2006	By:	/s/ Tracy R. Newton
Tracy R. Newton
Chief Executive Officer

Date: May 11, 2006	By:	/s/ Joseph T. Moss, Jr.
Joseph T. Moss, Jr.
Principal Financial Officer